Exhibit 10.5

INTERCREDITOR AND SUBORDINATION AGREEMENT

among

THE FROST NATIONAL BANK,

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC,
as Administrative Agent,
for itself and for the Lenders parties to the
Ascent Holdings Credit Agreement referred to herein
and
ASCENT ASSURANCE, INC.,
and its subsidiaries a party hereto

Dated as of December 31, 2003

        INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of December 31, 2003, among THE FROST NATIONAL BANK (the “Bank”), CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC (“CSFBM”), as Administrative Agent under the Ascent Holdings Credit Agreement referred to below (the “Administrative Agent”), for itself as such and as Agent for each of the Lenders party to that Agreement (each a “Lender”), ASCENT ASSURANCE, INC., a Delaware corporation (“Holdings”), and the subsidiaries of Holdings a party hereto (each a “Subsidiary”).

Preliminary Statement

        A.        The Bank has provided financing to Ascent Funding, Inc. a Delaware corporation and subsidiary of Holdings (“Funding”), pursuant to the agreements and instruments identified in Schedule 2 hereto (such agreements, together with all amendments and restatements, the “Receivables Financing Agreements”).

        B.        The Lenders have provided financing to Holdings, pursuant to a Credit Agreement dated as of April 17, 2001, among Holdings, the Administrative Agent, the Lenders and CSFBM, as arranger (such agreement, together with all amendments and restatements, the “Ascent Holdings Credit Agreement”) and the agreements and instruments identified in Schedule 1 hereto (such agreements, together with all amendments and restatements, the “Holdings Agreements”).

        C.        As of the date hereof, neither CSFBM nor any of its affiliates shall be the holder of any shares of Series A Convertible Preferred Stock of Holdings, all of which shares of Series A Convertible Preferred Stock held by CSFBM or its affiliates shall have been exchanged on the date hereof for shares of Series B Convertible Participating Preferred Stock (such Series B Convertible Participating Preferred Stock and the Certificate of Designation and other agreements governing the rights of holders thereof, and all applicable laws related thereto, together with all amendments and restatements of the same, the “Holdings Equity Agreements”).

        D.        The Bank has agreed to consent to the creation by Holdings and one of its subsidiaries of certain liens in favor of the Lenders and the Administrative Agent under the security documents described in Schedule 1 (the “Security Documents”) subject to certain conditions, which include the execution and delivery by the Lenders, the Administrative Agent, Holdings and the subsidiaries of Holdings of this Agreement relating to circumstances in which payments of amounts due to (i) the Lenders and the Administrative Agent under the Ascent Holdings Credit Agreement and all other Loan Documents referred to therein (collectively, such agreements, together with all amendments and restatements, the “Ascent Holdings Loan Documents”) may not be made, or if made, may not be retained, if at the time an Event of Default (as that term is defined in the Funding Credit Agreement) exists, and (ii) CSFBM under or in respect of the Holdings Equity Agreements may be made.

        E.        In consideration of that consent, CSFBM, the Lenders and the Administrative Agent are willing to enter into this Agreement with the Bank relating to amounts that may become due from time to time to the Lenders and the Administrative Agent under the Ascent Holdings Loan Documents referred to therein, and to CSFBM under or in respect of any stock or other equity interest of Holdings.

AGREEMENT:

        NOW, THEREFORE, in consideration of the agreement of the parties set forth herein and to induce the Bank to provide the consent referred to above, the parties hereto agree as follows:

        1.        All obligations of Holdings and each subsidiary of Holdings, including, but not limited to, Funding (singly, a “Company,” and collectively, the “Companies”), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, are called “Liabilities”. All Liabilities to the Bank under, or in connection with, the Receivables Financing Agreements are called “Senior Liabilities”; and all Liabilities to the Lenders and the Administrative Agent under, or, in connection with, the Ascent Holdings Loan Documents, and all liabilities to CSFBM under, or in connection with, the Holdings Equity Agreements are called “Junior Liabilities”; it being expressly understood and agreed that the term “Senior Liabilities,” as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in Section 3, notwithstanding any provision or, rule of law which might restrict the rights of the Bank, as against any Company or anyone else, to collect such interest. Senior Liabilities shall not include principal of the Loans (as that term is defined in the Receivables Financing Agreements) in excess of $10,000,000. All amounts due or payable to the Bank pursuant to this Agreement shall be applied first to all amounts constituting Senior Liabilities until all Senior Liabilities are finally paid in full in cash. Notwithstanding the exclusion of principal of such Loans in excess of $10,000,000 from Senior Liabilities, CSFBM, Administrative Agent and Lenders shall comply with this Agreement until all Senior Liabilities are finally paid in full in cash, all as if no amounts were excluded from Senior Liabilities.

        2.        Except as expressly otherwise provided herein, or as the Bank may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full in cash of all Senior Liabilities, and no payment or other distribution whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Companies be applied to the purchase of other acquisition or retirement of any Junior Liabilities until all Senior Liabilities have been paid in full in cash; provided, that (a) Holdings may (i) pay PIK Interest (as that term is defined in the Ascent Holdings Credit Agreement) in accordance with the terms of the Ascent Holdings Credit Agreement as it exists on the date of this Agreement, and (ii) so long as no Event of Default exists immediately prior to or after giving effect thereto, make, and the Lenders may retain, cash interest payments on the Loans (as defined in the Ascent Holdings Credit Agreement), if such interest is (A) accrued at the interest rate provided for in the Ascent Holdings Credit Agreement (without giving effect to any amendment or restatement of any Ascent Holdings Loan Document after the date of this Agreement), and (B) paid on the scheduled payment date stated in the Ascent Holdings Credit Agreement (without giving effect to any amendment or restatement of any Ascent Holdings Loan Document after the date of this Agreement), and (b) Holdings may issue shares in exchange for or conversion of Junior Liabilities and may pay dividends in respect of stock of Holdings if all of such dividends are payable solely in either common stock or in Series B Convertible Participating Preferred Stock of Holdings.

        3.        In the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to any Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit or creditors, or any other marshalling of the assets and liabilities of such Company, or any sale of all or substantially all of the assets of such Company, or otherwise), other than such transactions solely among the Companies and their Subsidiaries, all Senior Liabilities shall first be paid in full in cash before the undersigned shall be entitled to receive and to retain any payment or distribution in respect of any of the Junior Liabilities, and, in order to implement the foregoing:

                    a.        all payments and distributions of any kind or character in respect of the Junior Liabilities to which CSFBM, the Lenders and the Administrative Agent would be entitled, if the Junior Liabilities were not subordinated pursuant to this Agreement, shall be made directly to the Bank,

                    b.        CSFBM, the Lenders and the Administrative Agent shall promptly file a claim or claims, in the form required in such proceeding, for the full outstanding amount of the Junior Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Bank, and

                    c.        CSFBM, the Lenders and the Administrative Agent hereby irrevocably agree that the Bank may, at its sole discretion, in the name of CSFBM, the Lenders and the Administrative Agent, or any one of them, or otherwise, demand, sue for, collect, receive and receipt of any and all such payments or distributions, and file and prove, and, to the extent permitted by applicable law, vote or consent in any such proceedings with respect to, any and all claims of CSFBM, the Lenders and the Administrative Agent relating to the Junior Liabilities.

        4.        In the event that CSFBM, the Lenders and the Administrative Agent receive any payment or other distribution of any kind or character from any Company or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Bank and promptly turned over by CSFBM, the Lenders and the Administrative Agent to the Bank. CSFBM, the Lenders and the Administrative Agent will cause to be clearly inserted in any agreement, promissory note, certificate or other instrument, which at any time, evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. CSFBM, the Lenders and the Administrative Agent will execute such further documents or instruments and take such further action as the Bank may reasonably, from time to time, request to carry out the intent of this Agreement.

        5.        All payments and distributions received by the Bank in respect of the Junior Liabilities, to the extent received in, or converted into cash, may be applied by the Bank first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Bank in enforcing this Agreement, or in endeavoring to collect, or realize upon any of the Junior Liabilities, or any security therefore, and any balance thereof shall, solely as among CSFBM, the Lenders and the Administrative Agent and the Bank, be applied by the Bank, in such order of application as the Bank may, from time to time, select toward the payment of the Senior Liabilities remaining unpaid; but, as between the Company and its creditors, no such payment or distribution of any kind or character shall be deemed to be a payment or distribution in respect of the Senior Liabilities; and, notwithstanding any such payment or distribution received by the Bank in respect of the Junior Liabilities and so applied by the Bank toward the payment of the Senior Liabilities, CSFBM, the Lenders and the Administrative Agent shall be subrogated to the then existing rights of the Bank, if any, in respect of the Senior Liabilities only at such time as the Senior Liabilities shall have been finally paid in full in cash.

        6.        Each of CSFBM, the Administrative Agent and Lenders hereby waives:

                    a.        notice of acceptance by the Bank of this Agreement;

                    b.        notice of the existence, or creation of nonpayment of all, or any of the Senior Liabilities;

                    c.        notice of any renewal, extension, modification or substitution of any Senior Liabilities;

                    d.        demand, presentment for payment, and notice of demand, dishonor, nonpayment, non-performance or default; and

                    e.        all diligence in collection, or protection of, or realization upon, the Senior Liabilities, or any thereof, or any security thereof.

        7.        CSFBM, the Lenders and the Administrative Agent will not, without the prior written consent of the Bank:

                    a.        transfer or assign (other than (i) transfers or assignments of Ascent Holdings Loan Documents to an entity which is an Affiliate (as that term is defined in the Ascent Holding Credit Agreement) of a Lender, and (ii) transfers and assignments of Holding Equity Agreements to any such Affiliate; provided that prior to each such transfer or assignment, such Affiliate has agreed in writing to be bound by the terms of this Agreement), or attempt to collect, or subordinate to any Liabilities other than the Senior Liabilities, any Junior Liabilities or any rights in respect therefore;

                    b.        seek to enforce any lien or security interest securing performance of any of the Junior Liabilities;

                    c.        convert or exchange any Junior Liabilities into or for stock or other equity interests; provided, any or all of the Junior Liabilities may be converted or exchanged into stock or other equity interests of Holdings if (i) none of such stock or other equity interest matures or can be redeemed prior to final payment in full in cash of all Senior Liabilities, (ii) the performance of such stock or other equity interest is not secured by any lien, security interest or collateral and does not benefit from any guarantee or sinking fund, (iii) no dividends, other than dividends payable solely in stock or other equity interests of Holdings, are payable prior to final payment in full in cash of all Senior Liabilities, and (iv) Holdings delivers to the Bank, not later than fourteen days prior to the proposed effective date of such conversion or exchange, an opinion (either addressed to or expressly providing that such opinion can be relied upon by the Bank) of counsel reasonably satisfactory tot he Bank stating that such exchange will not result in any tax liability with respect to which Holdings will be required to make any cash payment or transfer any other property of Holdings; or

                    d.        commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceeding with respect to any Company.

        8.        This Agreement shall, in all respects, be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that, at any time, or from time to time, all Senior Liabilities may have been paid in full) until all Senior Liabilities shall have been finally paid in full in cash and the Commitment under and as defined in the Receivables Financing Agreement shall have terminated.

        9.        The Bank may, from time to time, at its sole discretion and without notice to CSFBM, the Lenders and the Administrative Agent, take any or all of the following actions:

                    a.        retain or obtain a security interest in any property to secure any of the Senior Liabilities,

                    b.        retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities,

                    c.        increase the Commitment to an amount not greater than $10,000,000;

                    d.        extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities,

                    e.        release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligation of any nature of any obligor with respect to any such property; and

                    f.        amend or restate in whole or in part any of the Receivables Financing Agreements.

        10.        The Bank may, from time to time, without notice to CSFBM, the Lenders and the Administrative Agent, assign or transfer its interest in any or all of the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as the applicable assignor or transferor.

        11.        The Bank shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Company, CSFBM, the Lenders or the Administrative Agent, or any noncompliance of any Company, CSFBM, the Lenders or the Administrative Agent with any agreement or obligation, regardless of any knowledge thereof which the Bank may have, or with which the Bank may be charged; and, no action of the Bank permitted hereunder shall, in any way, affect or impair the rights of the Bank and the obligations of CSFBM, the Lenders, the Administrative Agent or Companies under this Agreement.

        12.        No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank, of any right or remedy, shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Agreement be binding upon the Bank except as expressly set forth in writing duly signed and delivered on behalf of the Bank.

        13.        The Lenders and the Administrative Agent represent and warrant to Bank that:

                    a.        Attached as Schedule 1 is a complete and correct description of all Ascent Holdings Loan Documents.

                    b.        The undersigned Lender is the sole Lender and legal and beneficial owner of all of the loans under the Ascent Holdings Credit Agreement.

                    c.        The execution, delivery and performance by the Lenders and the Administrative Agent of this Agreement have been duly authorized by all necessary limited liability company action.

                    d.        This Agreement is a legal, valid and binding obligation of the Lenders and the Administrative Agent, enforceable against the Lenders and the Administrative Agent in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        14.        CSFBM represents and warrants to the Bank that:

                    a.        As of the execution of this Agreement, CSFBM and its Affiliates do not own any equity interest of Holdings other than common stock and Series B Convertible Participating Preferred Stock.

                    b.        As of the execution of this Agreement, neither CSFBM nor any of its affiliates holds any shares of Series A Convertible Preferred Stock of Holdings.

                    c.        The execution, delivery and performance by CSFBM of this Agreement have been duly authorized by all necessary limited liability company action.

                    d.        This Agreement is a legal, valid and binding obligation of CSFBM, enforceable against CSFBM in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        15.        Holdings represents and warrants to the Bank that:

                    a.        As of the execution of this Agreement, all Series A Convertible Preferred Stock of Holdings has been cancelled.

                    b.        Bank has been provided with a complete and correct copy of the Certificate of Designation of Series B Convertible Participating Preferred Stock of Holdings, as filed with the Delaware Secretary of State on December 31, 2003.

        16.        This Agreement shall be binding upon the Companies, CSFBM, the Lenders and the Administrative Agent and upon the successors and assigns of the Companies, CSFBM, the Lenders and the Administrative Agent; and all references herein to the Companies, CSFBM, the Lenders and the Administrative Agent, respectively, shall be deemed to include any successor or assign to such entity.

        17.        Companies join herein to acknowledge the terms of this Agreement, waive notice of acceptance hereof by the Bank, and agree to be bound by the terms and provisions hereof, to make no payments or distributions contrary to the terms and provisions hereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

        18.        All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of facsimile notice, when received, addressed as follows or, in any case, to such other address as may be hereafter notified by the respective parties hereto.

If to the Bank:

The Frost National Bank P.O. Box 1600 San Antonio , Texas 78296 Attn: Ms. Kathy Hargrave Facsimile: (210) 220-4258

and to

The Frost National Bank 777 Main Street Fort Worth, Texas 76102 Attn: Mr. Adam Palmer Facsimile: (817) 420-5250

If to the Administrative Agent:

Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to any Lender:

c/o Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to CFSB:

c/o Credit Suisse First Boston Management Corporation 11 Madison Avenue, 16th Floor New York, NY 10010 Attention: Mr. Alan Freudenstein Facsimile: (212) 538-0424

If to any Company:

Ascent Assurance, Inc. 3100 Burnett Plaza, Unit 33 801 Cherry Street Fort Worth, Texas 76102 Attention: Chief Financial Officer Facsimile: (817) 878-3880

        19.        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

        20.        CSFBM, THE LENDERS AND THE ADMINISTRATIVE ASSISTANT (AND, BY ACCEPTING THE BENEFITS HEREOF, THE BANK) EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR, UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH MAY, IN THE FUTURE, BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER OF THIS AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

THE FROST NATIONAL BANK

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC, as Administrative Agent

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC, as Lender

By: Alan Freudenstein
Alan Freudenstein President

CREDIT SUISSE FIRST BOSTON MANAGEMENT LLC

By: Alan Freudenstein
Alan Freudenstein President

        Special Situations Holdings, Inc. — Westbridge (“Westbridge”) joins herein to (a) acknowledge the terms of this Agreement, (b) represent and warrant to Bank that Westbridge is the sole owner of legal and equitable title to all Series B Convertible Participating Preferred Stock of Holdings and that all representations and warranties of CSFBM in this Agreement are, as to and as if made by Westbridge, true and correct, and (c) agree to be bound by all obligations of CSFBM pursuant to this Agreement with respect to the Holdings Equity Agreements and, if at any time Westbridge has any interest in any other Junior Liabilities, all Junior Liabilities.

SPECIAL SITUATIONS HOLDINGS, INC. - WESTBRIDGE

By: Alan Freudenstein
Alan Freudenstein President

ASCENT ASSURANCE, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

FOUNDATION FINANCIAL SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

NATIONALCARE®MARKETING, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

PRECISION DIALING SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

SENIOR BENEFITS, L.L.C.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

WESTBRIDGE PRINTING SERVICES, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

ASCENT FUNDING, INC.

By: Patrick J. Mitchell
Name: Patrick J. Mitchell Title: Chairman of the Board

SCHEDULE 1

HOLDINGS AGREEMENTS

1.     Ascent Holdings Credit Agreement

2.     Pledge Agreement between Ascent Assurance, Inc. and CSFBM dated April 17, 2001.

3.     Guaranty and Security Agreement among NationalCare Marketing, Inc., Foundation Financial Services, Inc., Precision Dialing Service, Inc., Senior Benefits, L.L.C., and Westbridge Printing Services, Inc. and CSFBM dated April 17, 2001, as amended.

SCHEDULE 2

RECEIVABLES FINANCING AGREEMENTS

1.     Credit Agreement among Ascent Funding, Inc., Ascent Assurance, Inc. and NationalCare® Marketing, Inc. and The Frost National Bank dated as of December 31, 2003.

2.     Security Agreement by Ascent Funding, Inc. for the benefit of The Frost National Bank dated as of December 31, 2003.

3.     Pledge and Security Agreement between Ascent Assurance, Inc. and The Frost National Bank dated as of December 31, 2003.

4.     Guaranty Agreement by Ascent Assurance, Inc. in favor of The Frost National Bank dated as of December 31, 2003.

5.     Pledge and Security Agreement between NationalCare® Marketing, Inc. and The Frost National Bank dated as of December 31, 2003.

6.     Guaranty Agreement by NationalCare® Marketing, Inc. in favor of The Frost National Bank dated as of December 31, 2003.